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                                                                  EXHIBIT 10.106


                                  DEMAND NOTE

$250,000.00                                                   New York, New York
                                                              January 7, 1998

     FOR VALUE RECEIVED, the undersigned, Wilshire Technologies, Inc. a California corporation (hereinafter referred to as "Borrower"), hereby unconditionally PROMISES TO PAY to the order to TRILON DOMINION PARTNERS, LLC, a Delaware limited liability company ("Lender"), at 245 Park Avenue, 28th Floor, New York, NY 10167, or at such other place as the holder of this Demand Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of Two Hundred Fifty Thousand and 00/100, DOLLARS ($250,000.00), together with interest on the unpaid principal amount of this Demand Note outstanding from time to time from the date hereof, at a rate per annum equal to the Prime rate of interest of 8.5% plus 3.75%, or the highest rate permitted by law, whichever shall be less.

     The principal amount of the indebtedness evidenced hereby shall be payable on demand. Interest thereon shall be paid when principal is paid from the date hereof until such principal amount is paid in full at such interest rate as specified above. Following failure to pay on demand, Borrower agrees to pay interest on any overdue payment of principal at a rate per annum equal to the stated interest rate plus 5%, or the highest rate permitted by law, whichever shall be less. All interest calculations shall be computed on the basis of a 360 day year.

     Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

     Borrower shall have no right to make any off-set against or deduct from any payment due under this Demand Note.

     Principal and interest may be prepaid at any time without penalty.

     This Demand Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of such change is sought.

     All covenants of Borrower in this Demand Note and all rights of the holder under this Demand Note shall bind Borrower and its successors and assigns, and all such covenants and rights shall inure to the benefit of the holder of this Demand Note and its successors and assigns.

     This Demand Note has been delivered and accepted at New York, New York and shall be interpreted, governed by, and construed in accordance with, the laws of the State of New York.


                                        Wilshire Technologies, Inc

                                        By: /s/ James W. Klingler
                                            -----------------------
                                        Name: James W. Klingler
                                        Title: VP & CFO